Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (File No. 333-160155 and File No. 333-153805) on Form S-8 of Home Bancorp, Inc. of our report, dated March 5, 2011 (except as to Note V, which was as of March 30, 2011), relating to the consolidated financial statements of GS Financial Corp., which are incorporated by reference into the Current Report on Form 8-K/A (Amendment No. 1) of Home Bancorp, Inc., dated as of July 15, 2011.

/s/ LaPorte, Sehrt, Romig & Hand

Metairie, Louisiana

September 26, 2011